UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 25, 2011

BERRY PETROLEUM COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-9735	77-0079387
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Broadway, Suite 3700, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 999-4400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition

On March 1, 2011, Berry Petroleum Company (the “Company”) issued a news release announcing its financial and operational results for the fourth quarter and year ended December 31, 2010.  These results are discussed in the news release attached hereto as Exhibit 99.1, which is incorporated by reference in its entirety.

The information furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 4.02(a)          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 25, 2011, the Company concluded that, as a result of the error described in the following paragraphs, its financial statements for the years ended December 31, 2009, 2008 and 2007 appearing in its Annual Report on Form 10-K for the year ended December 31, 2009, as well as its interim financial statements for 2009 periods appearing in its Quarterly Reports on Form 10-Q for the quarters ending March 31, June 30 and September 30, 2010 and its interim financial statements for 2008 periods appearing in its Quarterly Reports on Form 10-Q for the quarters ending March 31, June 30 and September 30 2009 should no longer be relied upon.

In 2009, the Company sold all of its interest in its properties located in the Denver-Julesburg basin (DJ).  At the time of the DJ asset sale, the Company had designated derivative instruments as cash flow hedges from the forecasted sale of natural gas produced by the DJ assets.  The Company determined that as a result of the sale of the DJ assets, the forecasted transactions were no longer probable of occurring.  Accordingly, the Company discontinued hedge accounting for those hedges and the accumulated amount within Accumulated other comprehensive loss related to those derivatives was included in earnings from continuing operations. In addition, all recurring income statement impacts from the derivatives designated as hedges of future production expected from the DJ assets were classified as continuing operations. The Company had previously classified the realized gains on derivative instruments designated as cash flow hedges from the forecasted sales of natural gas produced by the DJ assets as part of continuing operations on the basis that the Company’s hedging program was managed for the purposes of corporate risk management and that hedge gains and losses were not indicative of individual asset performance when determining the amounts to include in discontinued operations.

However, after discussions with the staff of the Securities and Exchange Commission, the Company determined that such gains should have been classified as part of discontinued operations, on the basis that these hedges were documented as relating to the DJ assets to achieve cash flow hedge accounting in accordance with authoritative literature.

The effect of correcting the classification of these gains resulted in a decrease in earnings from continuing operations of $12.7 million ($0.28 per diluted share) and $1.2 million ($0.02 per diluted share) for the years ended December 31, 2009 and 2008, respectively, with a corresponding increase in earnings and earnings per diluted share from discontinued operations, net of income taxes for the same periods. The change in classification did not effect net earnings for 2009, 2008, or any of the Company’s previously issued financial statements, nor did it have an impact on any of the Company’s previously issued Balance Sheets, Statements of Shareholders’ Equity or Statements of Cash Flows.

The restatements of the financial statements for the years ending December 31, 2009 and 2008, as well as for the 2009 interim periods referred to above will be reflected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”), which the Company intends to file shortly after the filing of this report.  The 2010 Form 10-K will also include restated Selected Financial Data for 2007 and 2006.

The Company’s management and Audit Committee have discussed with PricewaterhouseCoopers LLP, which serves as the Company’s independent registered public accounting firm, the matters disclosed in this Form 8-K.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
99.1	—	News Release by Berry Petroleum Company dated March 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PETROLEUM COMPANY

	By:	/s/ Davis O. O’Connor
Davis O. O’Connor
Corporate Secretary

Date: March 1, 2011

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
99.1	—	News Release by Berry Petroleum Company dated March 1, 2011.